UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): August 19, 2010

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road, Suite 1200

Atlanta, Georgia 30328

(Address of Principal Executive Offices)

(770) 206-4200

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01.	Other Events.

On August 19, 2010, Mueller Water Products, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) among the Company, the guarantors named on the signature pages thereto, and Banc of America Securities LLC, on behalf of the initial purchasers named therein (the “Initial Purchasers”), pursuant to which the Company agreed to sell, and the Initial Purchasers agreed to purchase, subject to the customary terms and conditions contained therein, $225.0 million in aggregate principal amount of the Company’s 8 3/4% senior notes due 2020 (the “Notes”) which will be issued at a price of 98.37 percent of their principal amount. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K, and which is incorporated by reference herein.

A copy of the press release announcing the pricing of the Notes is attached hereto as Exhibit 99.1.

The Notes will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Notes.

Item 9.01.	Exhibit

(d) Exhibits.

10.22	Purchase Agreement, dated August 19, 2010, among Mueller Water Products, Inc. and Banc of America Securities LLC and the guarantors named therein.

99.1	Press release issued by Mueller Water Products, Inc., dated August 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2010	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Robert Barker
Robert Barker
Executive Vice President and General Counsel

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